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                                                            Exhibit 12.2




                          SECURITIES ESCROW AGREEMENT
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     THIS SECURITIES ESCROW AGREEMENT, entered into this [    ] of September,
2000, by and between Yorktownuniversity.com, Inc. (the "Company"), the shareholders who are listed on and have signed the signature page hereof (the "Shareholders"), and Doepken Keevican & Weiss Professional Corporation (the "Escrow Depository").

     WHEREAS, in connection with a registration statement filed with the Securities and Exchange Commission (the "SEC") and various state securities commissions (the "Commissions") whereby the Company desires to sell to the public a total of up to 450,000 of its shares of Common Stock at a purchase price of $10.00 per share (the "IPO"); and

     WHEREAS, the Commissions have required, as a condition to agreeing to permit the Company to register and sell its shares of Common Stock in the various states, that the Company and the Shareholder appoint the Escrow Depository to serve in the capacity described herein; and

     WHEREAS, the Escrow Depository is willing to serve in such capacity in order to facilitate and implement this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Simultaneously with the execution of this Agreement, each Shareholder is depositing with the Escrow Depository, and the Escrow Depository hereby acknowledges receipt of, the Common Stock certificates listed in Annex A "Escrow Securities").

     2. The Escrow Depository shall not be held to take notice of any terms of any agreement or any rights stated with respect to the Escrow Securities unless expressly stated in writing herein.

     3. This Agreement shall not be terminated, revoked, rescinded in any respect without the prior written approval of the securities commissions of [Arizona, Ohio, Minnesota and Tennessee (the "Supervising Commissions")].

     4. The Escrow Securities shall not be sold, pledged, hypothecated, transferred or assigned by any Shareholder during the time period said Escrow Securities are held on deposit with the Escrow Depository except as expressly provided in Section 6 hereof or as permitted in writing by each of the Supervising Commissions. It is understood and agreed that if the Supervising Commissions permit an assignment during the term of this Agreement (not otherwise permitted under Section 6), they are expected to require the assignee to agree to be bound by the terms of this Agreement.

     5. The term of this Agreement shall be five (5) years from the date hereof or from the effective date of the registration statement relating hereto, whichever is later (the "Effective Date").

     6. The Escrow Despository may release Escrow Securities to the Shareholders or their assignees, free from the restrictions of this Agreement as follows:

          (a)  If the Company has generated net revenues as reported in any

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               periodic report filed with the SEC of at least $500,000 and the most recent audited financial statements filed by the Company with the SEC do not include a going concern qualification, then, beginning on the later of the date such net revenues are reported or the first anniversary of Effective Date, and on each of the dates three, six and nine months thereafter, the Escrow Depository may release Escrow Securities equal to 2.5% of the total number of Escrow Securities initially deposited herein.

          (b) If the Company has generated net revenues as reported in any periodic report filed with the SEC of at least $500,000 and the most recent audited financial statements filed by the Company with the SEC do not include a going concern qualification, then, on the later of the date such net revenues are reported or the second anniversary of Effective Date, the Escrow Depository may release all Escrow Securities not previously released hereunder.

          (c) If the Company has not generated aggregate net revenues as reported in any periodic report filed with the SEC of at least $500,000 or its most recent audited financial statements filed by the Company with the SEC include a going concern qualification, then, beginning on the second anniversary of Effective Date, and following each consecutive three month period thereafter through the fourth anniversary of the completion of the IPO, the Escrow Depository may release Escrow Securities equal to 2.5% of the total number of Escrow Securities initially deposited herein, with any Escrow Securities remaining subject to the terms of this Agreement to be released on the fourth anniversary of the completion of the IPO.

          (d) Notwithstanding the foregoing, if no shares are sold pursuant to the IPO, or any shares sold are rescinded or not accepted and the subscription proceeds are returned to the subscribers, then the Escrow Depository may release all Escrow Securities upon termination of the IPO.

     7. Each Shareholder agrees that in the event of dissolution, liquidation, merger, consolidation, sale of assets, exchange or in any transaction or proceeding which contemplates or results in the distribution of the assets of the Company in any manner, each such Shareholder does hereby waive all of his or her right, title and interest and participation in the assets of the Company with respect to any Escrow Securities not previously released until the holders of all unescrowed securities have been paid or irrevocably set aside for them an amount equal to their purchase price per share, adjusted for stock splits and stock dividends, after which event the Shareholders shall be entitled to receive an amount equal to the tangible consideration furnished for these shares, adjusted for stock splits and stock dividends, and thereafter the Shareholders shall participate ratably with all holders of common stock.

     8. Unless it is expressly provided in a resolution adopted by a majority of the Company's independent directors that cash dividends or distributions declared on the Company's common stock shall be paid directly to the Shareholders, such dividends or distributions shall be paid to the Escrow Depository and held under the terms of this Agreement. The Escrow Depository shall hold in an interest bearing account such funds, together with any interest earned thereon, subject to the terms of this Agreement. The Company shall release such funds to the Shareholders only in respect of and at such time as any Escrow Securities are released hereunder. In the

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          event of dissolution, liquidation, merger, consolidation, sale of assets, exchange or in any transaction or proceeding which contemplates or results in the distribution of the assets of the Company in any manner, any funds then held hereunder, and interest earned thereon, shall be distributed as provided in Section 7 hereof, and each Shareholder hereby waives its right to receive any such dividends or distributions payable to the holders of unescrowed securities.

     9. The Shareholders shall retain all voting rights with respect to the Escrow Securities.

     10. This Agreement shall be binding upon the heirs, legatees and personal representatives of the Shareholders.

     11. The fee of the Escrow Depository for its services hereunder shall be based upon the regular hourly rates of Doepken Keevican & Weiss Professional Corporation, billed at the amount in effect at the time that the services are rendered.

     12. The Company and the Shareholders, jointly and severally, hereby agree to indemnify and hold harmless the Escrow Depository against any and all losses, claims, damages, liabilities and expenses, including reasonable costs or investigation and counsel fees and disbursements, which may be imposed upon Escrow Depository or incurred by Escrow Depository in connection with this Agreement, including any litigation arising from this Agreement.

     13. If any controversy arises between the parties hereto or with any third person with respect to the subject matter of this Agreement, its terms or conditions, the Escrow Depository shall not be required to determine the same or take any action on the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as the Escrow Depository may require, or the Escrow Depository may institute legal proceedings to determine any controversy, and in any such event the Escrow Depository shall not be liable for interest or damages.

     14. This Agreement may be executed in separate counterparts, by the several parties hereto, each of which shall be an original but all of such counterparts shall together constitute one and the same instrument.

     15. Notwithstanding anything to the contrary contained in this Agreement, the Escrow Depository may resign from its duties under this Agreement by giving 30 days' prior written notice of such resignation to the other parties hereto and may be discharged from its duties under this Agreement upon the receipt from each of the parties hereto of 30 days prior written notice of such discharge. Upon the resignation or discharge of the Escrow Depository, the Company shall retain a substitute Escrow Depository to perform the functions theretofore performed by the Escrow Depository under this Agreement.

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     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the day and year first above written.

Doepken Keevican & Weiss
Professional Corporation

By:  ____________________________

Name:  __________________________

Title:  _________________________

Yorktownuniverity.com, Inc.


By:  ____________________________

Name:  __________________________

Title:  _________________________

SHAREHOLDERS:

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